Exhibit 99.1

News Release

Contacts:
Media	Investor Relations
Julie Franklin	Murray Grainger
(763) 954-6067	(973) 455-2222
julie.franklin@honeywell.com	murray.grainger@honeywell.com

HONEYWELL MOVES INTO LARGE, GROWING PERSONAL PROTECTIVE
EQUIPMENT SEGMENT; EXPANDS LIFE SAFETY BUSINESS

Honeywell Signs Definitive Agreement to Acquire Norcross Safety Products, Innovator of Highly
Engineered and Patented Personal Protective Gear

MORRIS TOWNSHIP, N.J., April, 4, 2008 – Honeywell (NYSE: HON) today announced a definitive agreement to acquire Norcross Safety Products L.L.C., a leading manufacturer of Personal Protective Equipment (PPE), for approximately $1.2 billion.

Norcross, based in Oak Brook, IL, and majority owned by Odyssey Investment Partners, manufactures a wide range of protective and safety equipment for the fire service, utility and general industrial worker segments. The agreement is subject to customary closing conditions, including regulatory review. Norcross will be integrated into Honeywell Life Safety, part of Honeywell’s Automation and Control Solutions (ACS) group. Norcross’s revenue was approximately $609 million in 2007.

“From emergency responders, to electrical workers to the industrial workforce, Norcross’s innovative solutions protect those who work in environments where safety protection is paramount,” said Roger Fradin, President and CEO of Honeywell ACS. “With more than 100 years of industry experience, best-in-class solutions and trusted brands, and a strong management team with exceptional talent and depth, Norcross is a globally recognized industry leader that will bolster our offerings to our customers in key Life Safety segments.”

Fradin continued, “This acquisition provides Honeywell with a complete platform in a fragmented, global segment which is expected to yield substantial growth opportunities. Investing in Norcross allows Honeywell to fully participate in the broad and highly regulated industrial safety marketplace.”

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As one of the industry’s largest providers of personal protective equipment, Norcross has a unique ability to provide integrated head-to-toe protective equipment solutions. Norcross is a recognized leader in a number of market segments including Air Purifying Respirators (APRs), protective footwear, protective headgear, firefighter turnout gear, high-voltage sleeves and gloves, and arc flash protection. It benefits from one of the industry’s most extensive distribution networks with more than 2,500 distributors.

“This acquisition creates an exciting adjacency for Honeywell Life Safety – especially our Fire Systems and Gas Detection businesses, which share common distribution channels with Norcross. We expect strong sales synergies across Honeywell businesses and opportunities to add value to Norcross products with Honeywell electronic gas sensors, fire detection and advanced fiber material technologies,” said Mark Levy, President of Honeywell Life Safety. “Norcross and its leadership in the personal protection segment are highly complementary to our portfolio and customer base. The acquisition of Norcross builds on the highly successful Novar, Zellweger and First Technology acquisitions and extends our already strong position in the $20 billion global Life Safety marketplace.”

Norcross is uniquely positioned in a number of core vertical segments including General Safety and Preparedness (respiratory protection; protective footwear; hand protection; eye, head, face and ear protection; first aid; and fall protection); Fire Service (firefighter turnout gear, footwear, helmets, gloves and other accessories); and Electrical Safety (gloves and sleeves, lineman equipment and arc flash protection). Norcross sells its products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, Morning Pride, Pro-Warrington, Salisbury and Servus.

“Becoming a part of Honeywell is a terrific opportunity for our business, customers and employees. We are enthusiastic that this acquisition brings us access to even stronger technologies, global distribution channels, and gives us the ability to expand our product offerings in a world with heightened safety demands,” said Bob Peterson, President and CEO of Norcross Safety Products.

Honeywell International is a $36 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London and Chicago Stock Exchanges. For additional information, please visit www.honeywell.com.

This release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near-and long-term. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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